Exhibit 21


                             THERMOTREX CORPORATION

                         Subsidiaries of the Registrant

   At November 30, 1996, ThermoTrex Corporation owned the following companies:


                                                                  Registrant's
                                           State of Jurisdiction      % of
   Name                                       or Incorporation       Ownership
   ---------------------------------------------------------------------------

   ThermoTrex East Inc.                          Massachusetts         100

   ThermoLase Corporation                          Delaware             64

     CBI Laboratories, Inc.                          Texas             100

   Trex Medical Corporation                        Delaware             80

     Bennett X-Ray Corporation                     New York            100

       Bennett International Corporation      U.S. Virgin Islands      100

       Eagle X-Ray, Inc.                           New York            100

       Island X-Ray Incorporated                   New York            100

     XRE Corporation                               Delaware            100

     Continental X-Ray Corporation                 Delaware            100